UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement

Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Investor:

You are receiving this communication because you are an investor in the AB Commercial Real Estate Private Debt Fund, LLC (the “Fund”). Sodali & Co is assisting AllianceBernstein, L.P. (“AllianceBernstein”) with a consent solicitation in connection to the merger of equals between AllianceBernstein’s parent company Equitable Holdings, Inc. (NYSE: EQH) and Corebridge Financial, Inc. (NYSE: CRBG).

This merger is not expected to change the way AllianceBernstein serves you or to your overall client experience. You will continue to work with the same team, benefit from the same investment approach, and receive the same level of service you have come to expect.

Please read the Consent Solicitation Statement in full. No action is required if you consent to the assignment of the Management Agreement between the Fund and AllianceBernstein, as Investment Manager. If we do not receive a written objection from you, you will be deemed to consent to the assignment of the Management Agreement and continue to accept AllianceBernstein’s services as Investment Manager of the Fund.

If you object or wish to respond, please complete the Consent Form utilizing the Sodali Reference Number below and return to sfs-meetinginfo@sodali.com or your Advisor on or before August 27, 2026. The Consent Solicitation Statement and this Consent Form are available at: https://proxyvotinginfo.com/p/abconsent.

Sodali Reference Number: (Client Specific Control Number)

Please reach out to your Advisor should you have any questions.

Regards,

Sodali & Co on behalf of AllianceBernstein L.P.